Exhibit 23.3

CONSENT OF PETROTECHNICAL SERVICES DIVISION OF

SCHLUMBERGER TECHNOLOGY CORPORATION

PetroTechnical Services Division of Schlumberger Technology Corporation Two Robinson Plaza Suite 200 Pittsburgh, PA 15205 USA Tel: 412-787-5403 Fax: 412-787-2906 Schlumberger

CONSENT OF PETROTECHNICAL SERVICES DIVISION OF SCHLUMBERGER TECHNOLOGY CORPORATION INDEPENDENT PETROLEUM ENGINEERING & GEOLOGICAL CONSULTING FIRM

PetroTechnical Services Division of Schlumberger Technology Corporation, as an independent petroleum engineering and geological consulting firm, hereby consents to the use of its Geological Assessment in Pre-Effective Amendment No. 1 to the Registration Statement and any supplements thereto, including post-effective amendments, for MDS Energy Public 2013 Program, and to all references to PetroTechnical Services Division of Schlumberger Technology Corporation as having prepared such report and as an expert concerning such report.

PetroTechnical Services

Division of Schlumberger Technology Corporation

/s/ Charles M. Boyer II

Charles M. Boyer II

Advisor, Uncoventional Reservoirs

Consulting Services Manager

Pittsburgh, Pennsylvania

15 December 2012